SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                             Form 8-K


      Current Report Pursuant to Section 13 or 15(d) of
                 The Securities Act of 1934

Date of Report (Date of earliest event reported) October 28, 1997


                      COVEST BANCSHARES, INC.
                      -----------------------

     (Exact name of registrant as specified in its charter)

DELAWARE                     0-20160             36-3820609
--------                    ---------            ----------
(State or other          (Commission File       (I.R.S. Employer Number)
Jurisdiction                     No.)




         749 Lee Street, Des Plaines, Illinois     60016
        ------------------------------------------------

    (Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code (847) 294-6500

















Item 5.	OTHER EVENTS

On Tuesday, October 28, 1997, the Company issued a press release pertaining to a three-for-two stock split payable in the form of a one-for-two stock dividend. The text of the press release is attached hereto as Exhibit 99.1.


Item 7.	Exhibit 99.1

Dated:  October 28, 1997







                         SIGNATURES

Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 28, 1997


By:
Name:  Larry G. Gillie
Title: President & Chief Executive Officer


By:
Name:  Paul A. Larsen
Title: Senior Vice President & Chief Financial Officer




















Item 7	EXHIBIT 99.1


CoVest Bancshares, Inc. Declares Three-for-Two Stock Split


DES PLAINES, IL, Oct. 28, 1997 -- CoVest Bancshares, Inc.
(Nasdaq/COVB), formerly FirstFed Bancshares, Inc. and the holding company for CoVest Banc, Des Plaines, Illinois, announced today that the Company's Board of Directors has declared a three-for-two stock split payable in the form of a one-for-two stock dividend. Stockholders of record as of November 14, 1997, will be eligible to receive the stock dividend which will be distributed on December 1, 1997.

In addition, the Company's Board of Directors has approved a new Stock Repurchase Program, the Company's twelfth, enabling the Company to repurchase up to 100,000 shares of its outstanding stock. These purchases will be made in the open market and/or through privately negotiated transactions. The stock will be used for the issuance of shares in connection with the exercises of previously granted stock options. The total common shares outstanding as of today are 2,916,572.

As of September 30, 1997, CoVest Bancshares had consolidated assets of $527.5 million. The Bank operates three full-service offices in Arlington Heights, Des Plaines and Schaumburg.